Exhibit 4.3

EXECUTION VERSION

WF CARD FUNDING, LLC,

as Beneficiary and as Transferor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

WF CARD ISSUANCE TRUST

AMENDED AND RESTATED TRUST AGREEMENT

dated as of November 14, 2023

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- ii -

EXHIBITS
EXHIBIT A	[FORM OF] TRUST CERTIFICATE
EXHIBIT B	[FORM OF] TRANSFEROR’S CERTIFICATE

- iii -

THIS WF CARD ISSUANCE TRUST AMENDED AND RESTATED TRUST AGREEMENT, between WF CARD FUNDING, LLC, a Delaware limited liability company (“Funding”), as Beneficiary and as Transferor, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as owner trustee (solely in such capacity, the “Owner Trustee”), is made and entered into as of November 14, 2023, and is acknowledged and accepted by the Trust (as hereinafter defined) and WFBNA (as hereinafter defined).

WHEREAS, Funding and the Owner Trustee have heretofore created a statutory trust pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by filing the Certificate of Trust (as hereinafter defined) with the office of the Secretary of State of the State of Delaware on February 24, 2020, and entering into a Trust Agreement, dated as of February 24, 2020 (as amended prior to November 14, 2023, the “Original Trust Agreement”);

WHEREAS, Funding and the Owner Trustee desire to (a) continue the Trust (as hereinafter defined) as a statutory trust under the Delaware Statutory Trust Act and (b) amend and restate the Original Trust Agreement to read in its entirety as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Definitions. Capitalized terms used herein and not defined herein have the meaning assigned to them in the Indenture, or if not defined therein, in the Transfer Agreement or the Servicing Agreement as applicable. For purposes of this Agreement, the following terms have the following meanings:

“Account” has the meaning specified in the Indenture.

“Account Schedule” has the meaning specified in the Indenture.

“Act” has the meaning specified in the Indenture.

“Addition Date” has the meaning specified in the Transfer Agreement.

“Additional Accounts” has the meaning specified in the Indenture.

“Adjusted Outstanding Principal Amount” has the meaning specified in the Indenture.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Aggregate Investor Interest” has the meaning specified in the Indenture.

“Agreement” means this WF Card Issuance Trust Amended and Restated Trust Agreement, as the same may be amended, modified or supplemented from time to time.

“Annual membership Fee” has the meaning specified in the Indenture.

“Beneficiary” means Funding, as beneficial owner of the Trust, and each Permitted Affiliate Transferee and other transferee under Section 10.02.

“Beneficiary Trust Account” means the account established by the Owner Trustee on behalf of the Trust in accordance with Section 4.05.

“Business Day” has the meaning specified in the Indenture.

“Certificate of Trust” means the Certificate of Trust filed on behalf of the Trust with the Secretary of State of the State of Delaware on February 24, 2020, and any and all amendments thereto and restatements thereof filed on behalf of the Trust with the Secretary of State of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Collateral” has the meaning specified in the Indenture.

“Commission” has the meaning specified in the Indenture.

“CTA” has the meaning specified in Section 5.07.

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act, 12 Del.C. §§ 3801, et seq., as amended from time to time, and any successor statute thereto.

“Deliveries” has the meaning specified in Section 13.02.

“Disqualification Event” with respect to the Owner Trustee means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, or (c) the delivery to the Owner Trustee of the instrument or instruments of removal referred to in Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.

“Exchange Act” has the meaning specified in the Indenture.

“Funding” has the meaning specified in the Indenture.

“Governmental Authority” has the meaning specified in the Indenture.

“Holder” has the meaning specified in the Indenture.

“Indemnified Person” has the meaning specified in Section 11.02.

“Indenture” means the Indenture, dated as of November 14, 2023, among the Issuer, U.S. Bank Trust Company, National Association, not in its individual capacity but solely in its capacity as the Indenture Trustee and as the Note Registrar, and U.S. Bank National Association, as Bank, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” has the meaning specified in the Indenture.

“Issuer” has the meaning specified in the Indenture.

“Issuer Certificate” has the meaning specified in the Indenture.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Note” or “Notes” has the meaning specified in the Indenture.

“Noteholders” has the meaning specified in the Indenture.

“Note Rating Agency” has the meaning specified in the Indenture.

“Officer’s Certificate” has the meaning specified in the Indenture.

“Original Trust Agreement” has the meaning specified in the second paragraph of this Agreement.

“Outstanding Dollar Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.

“Ownership Interest” means the Ownership Interest issued by the Trust hereunder with the rights and privileges set forth in Section 10.01.

“Person” has the meaning specified in the Indenture.

“Periodic Filing” means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.

“Permitted Affiliate Transferee” has the meaning specified in Section 10.02.

“Servicing Agreement” has the meaning specified in the Indenture

“Register” has the meaning specified in subsection 4.04(e).

“Registrar” has the meaning specified in subsection 4.04(e).

“Regulation AB” has the meaning specified in the Indenture.

“Requirements of Law” has the meaning specified in the Indenture.

“Secretary of State” means the Office of the Secretary of State of each applicable state.

“Securities Act” has the meaning specified in the Indenture.

“Securitization Transaction” has the meaning specified in the Indenture.

“Servicing Agreement” has the meaning specified in the Indenture.

“Transaction Documents” has the meaning specified in the Indenture.

“Transfer” means any sale, transfer, assignment, participation, pledge, hypothecation, rehypothecation, exchange, disposition or other conveyance or disposal, grant of security interest, or transfer in any other matter, and “Transferred” shall have the meaning correlative to the foregoing.

“Transfer Agreement” has the meaning specified in the Indenture.

“Transferor” has the meaning specified in the Indenture.

“Transferor Certificate” has the meaning specified in subsection 4.04(b).

“Transferor Interest” have the meaning specified in the Indenture.

“Trust” means WF Card Issuance Trust, the statutory trust heretofore formed and continued under and pursuant to the Delaware Statutory Trust Act and this Agreement.

“Trust Certificate” has the meaning specified in Section 10.01.

“Trust Estate” has the meaning specified in Section 2.05.

“Trustee Bank” means Wilmington Trust, National Association, in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.

“UCC” has the meaning specified in the Indenture.

“WFBNA” has the meaning specified in the Indenture.

Section 1.02.    Generic Terms. (a) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms will refer to this Agreement.

(b)    Unless otherwise indicated in context, the terms “Section,” “Exhibit” or “Schedule” will refer to a Section of, or an Exhibit or Schedule to, this Agreement.

(c)    Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

(d)    The terms “include,” “including” and similar terms will be construed as if followed by the phrase “without limitation.”

(e)    All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

(f)    Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE; COLLATERAL CERTIFICATE

Section 2.01.    Continuation of Trust; Name. The Trust continued hereby is named “WF Card Issuance Trust” under which name the Owner Trustee or the Beneficiary each shall have the power and authority, and each is hereby authorized and empowered, to conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.02.    Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. Funding, as the initial beneficiary of the Trust, has sold, assigned, granted and transferred over to the Trust, as of the date of the Original Trust Agreement, $1.00. The Owner Trustee hereby acknowledges receipt in trust, as of the date of the Original Trust Agreement, of the foregoing contribution, which constituted the initial Trust Estate.

Section 2.03.    Purposes and Powers; Trust to Operate as a Single Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of acquiring the Collateral and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority, and is hereby authorized and empowered, without the need for further action on the part of the Trust, and each of the Owner Trustee (acting at the written direction of the Beneficiary) or the Beneficiary shall have the power and authority, and each is hereby authorized and empowered, to and may in the name and on behalf of the Trust, do or cause to be done all acts and things as may be necessary, appropriate or convenient to cause the Trust, to:

(i)     acquire the Collateral;

(ii)    from time to time, grant a security interest in the Collateral and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;

(iii)    from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

(A)    determining the principal amount of the Notes;

(B)    determining the maturity date of the Notes;

(C)    determining the rate of interest, if any, to be paid on the Notes;

(D)    determining the price or prices at which such Notes will be sold by the Trust;

(E)    determining the provisions, if any, for the redemption of such Notes;

(F)    determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

(G)    preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, as amended, the qualification of indentures under the Trust Indenture Act of 1939, as amended, and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

(H)    preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the issuance of the Notes;

(I)     listing the Notes on any United States or non-United States securities exchange;

(J)     entering into one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate or currency risk relating to the Notes;

(K)    appointing a paying agent or agents for purposes of payments on the Notes; and

(L)    arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers, dealers and purchasers or agents for that purpose;

(iv)    from time to time receive payments and proceeds with respect to the Collateral and the Indenture and either invest or distribute those payments and proceeds;

(v)     from time to time make deposits to and withdrawals from accounts established under the Indenture;

(vi)    from time to time make and receive payments pursuant to derivative agreements;

(vii)   from time to time make payments on the Notes;

(viii)  from time to time acquire additional Collateral from Funding or any special purpose vehicle established by Funding;

(ix)    from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

(x)     to execute, authenticate, deliver, issue and exchange from time to time Trust Certificates and Transferor Certificates as provided herein;

(xi)    enter into, execute, deliver and perform its obligations under the Transaction Documents to which it is or is to become a party; and

(xii)   subject to compliance with the Transaction Documents, to engage in such other activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Transferor, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity.

In connection with any of the foregoing, the Trust shall have the power and authority, and is hereby authorized and empowered, and each of the Owner Trustee (acting at the written direction of the Beneficiary) or the Beneficiary shall have the power and authority, and each is hereby authorized and empowered, to and may in the name and on behalf of the Trust, (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

(b)    Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and empowered and shall have the power and authority, to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, dealer agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, terms documents, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust, and in each case, any amendments, restatements, supplements, or modifications thereto. Without limiting the generality of the foregoing, each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is specifically authorized and empowered to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

(i)     the Transaction Documents and each Terms Document (each as defined in the Indenture);

(ii)    the Notes;

(iii)   each interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty to manage interest rate or currency risk relating to the Notes; and

(iv)   any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, subsection 2.03(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary and the Owner Trustee, on behalf of the Trust, to execute and deliver other agreements, documents, instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, subsection 2.03(a).

(c)    Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and empowered and shall have the power and authority to execute and file any Periodic Filings on behalf of the Trust.

(d)    Either the Owner Trustee or the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

(e)    The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

Section 2.04.    Appointment of Owner Trustee. The Beneficiary hereby confirms and ratifies the appointment of the Trustee Bank as Owner Trustee of the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

Section 2.05.    Declaration of Trust. The Owner Trustee hereby declares that it will hold the documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Agreement (collectively, the “Trust Estate”), upon the trust set forth herein and for the sole use and benefit of the Beneficiary. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date of the Original Trust Agreement, the Owner Trustee shall have all rights, powers and authority set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

Section 2.06.    Title to Trust Estate. Title to all of the Trust Estate will be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

Section 2.07.    Nature of Interest in the Trust Estate. The Beneficiary will not have any legal title to or right to possession of any part of the Trust Estate.

Section 2.08.    Continuation of Trust; Principal Office of Owner Trustee. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware and will maintain the Owner Trustee’s principal office in the State of Delaware. However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The Trust will be located and administered in the State of Delaware.

Section 2.09.    Tax Matters. The parties hereto intend that, for income and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary, who shall be responsible for all tax matters. The Trust will not elect, and no election shall be made by the

Beneficiary or any other person to cause the Trust, to be treated as a corporation for any tax purpose.

Section 2.10.    Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

Section 2.11.    Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Beneficiary shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY

Section 3.01.    Representations and Warranties of the Beneficiary. The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement:

(a)    The Beneficiary is a limited liability company duly formed, and validly existing and in good standing under the laws of the State of Delaware. The Beneficiary has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted and to execute, deliver, and perform its obligations under this Agreement.

(b)    The Beneficiary is duly qualified to do business (or is exempt from such requirements) as a foreign corporation or foreign limited liability company and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

(c)    The Beneficiary has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and its consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Beneficiary is a party and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign the property to be assigned to and deposited with the Trust by the Beneficiary.

(d)    The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary’s ability to perform its obligation under this Agreement).

(e)    The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.

(f)    To its knowledge, there are no proceedings or investigations pending or threatened against the Beneficiary before any Governmental Authority having jurisdiction over the Beneficiary (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

ARTICLE IV

DISTRIBUTIONS OF FUNDS

Section 4.01.    Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to or at the direction of the Beneficiary; provided that the Trust and the Beneficiary may direct the Indenture Trustee or any other paying agent to distribute such funds in accordance with distribution instructions to be provided to the Indenture Trustee or such other paying agent.

Section 4.02.    Payments from Trust Estate Only. All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.

Section 4.03.    Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 12:00 p.m. (New York City time) (or such other time of day as shall be agreed to in writing by the Owner Trustee (acting at its sole discretion) and the Beneficiary) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

Section 4.04.    Transferor Interest; Transferor Certificates; Registration of Transfer and Exchange of Transferor Interest; Persons Deemed Holders. (a) The Transferor Interest is hereby issued by the Trust to Funding as the initial Transferor. The Transferor shall hold the Transferor Interest, which shall have such rights and be entitled to all of the benefits as are set forth in this Agreement and the other Transaction Documents. Such Transferor Interest includes the right to receive amounts specified in the Indenture, any Indenture Supplement, the Servicing Agreement or the Transfer Agreement to be distributed to the holders of the Transferor Interest. The Holder of the Transferor Interest, and each future Holder of the Transferor Interest, by their acceptance of the Transferor Interest, has the obligation to pay the Transferor Servicing Fee as provided in subsection 2.02(a) of the Servicing Agreement and comply with the other obligations of Funding as Holder of the Transferor Interest under the Servicing Agreement.

(b)    At the election of the Transferor (which election may, from time to time, be changed or otherwise revised by the Transferor upon written notice by the Transferor to the Owner Trustee and Registrar), a Transferor Certificate representing the Transferor’s interest in the Transferor Interest may be issued by the Trust to the Transferor in registered form, substantially in the form attached as Exhibit B (the “Transferor Certificate”), which Transferor Certificate shall be executed by the Owner Trustee on behalf of the Trust and authenticated and delivered in accordance with the terms of this Agreement. The Transferor Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Transferor Certificate a certificate of authentication substantially in the form provided in Exhibit B hereto, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Transferor Certificate shall have been duly authenticated and delivered hereunder. Each Transferor Certificate shall be dated the date of its authentication.

(c)    To the fullest extent permitted by applicable law, neither the Transferor Certificate (or any interest therein) nor any Transferor Interest (or any interest therein) may be Transferred to any Person unless the transferor thereof has provided the Owner Trustee and the Indenture Trustee with (i) an Issuer Tax Opinion relating to such Transfer, (ii) unless such Person is a “United States person” as defined in Section 7701(a)(30) of the Code, an Opinion of Counsel that such Transfer will not cause the Trust to be subject to deduction or withholding of United States federal income tax, and (iii) a written instrument of transfer, in form satisfactory to the Owner Trustee and the Registrar, duly executed by the transferor or its attorney duly authorized in writing, and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Registrar may reasonably require. The Transferor and each transferee of the Transferor Interest will be deemed to represent, warrant and covenant that it is not acquiring the Transferor Interest with the assets of an “employee benefit plan,” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, or an entity whose underlying assets include “plan assets” by reason of any employee benefit plan’s or plan’s investment in the entity. In connection with any such transfer, the Person to whom the Transferor Interest is transferred will, by its acquisition and holding of an interest in the Transferor Interest, assume all of the rights and obligations of Funding as Holder of the Transferor Interest, as described in this Agreement, the Servicing Agreement and the other Transaction Documents. Subsequent to each transfer or exchange of a Transferor Interest and upon the issuance of the new Transferor Certificate or Certificates, the Registrar shall cancel and destroy in accordance with its customary practices the Transferor Certificate surrendered to it in connection with such transfer. In connection with the issuance of any Transferor Certificate under this subsection 4.04(c), the Owner Trustee and the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith.

(d)    If (i) a mutilated Transferor Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of a Transferor Certificate and (ii) in the case of a destroyed, lost or stolen Transferor Certificate, there shall be delivered to the Owner Trustee (as such and in its individual capacity) such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Transferor Certificate, a new Transferor Certificate of like tenor and denomination. In connection with the issuance of any new Transferor Certificate under this subsection 4.04(d), the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Transferor Certificate issued pursuant to this subsection 4.04(d) shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Transferor Certificate shall be found at any time.

(e)    The Trust shall keep or cause to be kept, at the Corporate Trust Office, a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of the Transferor Interest and of transfers and exchanges of the Transferor Interest. The Owner Trustee shall be the registrar (the “Registrar”) for the purpose of registering the Transferor Interest and the transfers of the Transferor Interest as provided herein. The Registrar shall notify the Indenture Trustee of any changes to the Register within a reasonable time after such change has occurred. Upon any resignation of the Registrar, Funding shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Registrar. The Registrar shall be entitled to all the same rights, protections, indemnities and immunities hereunder as the Owner Trustee.

(f)    Prior to the registration of a transfer of a Transferor Interest, the Owner Trustee and Registrar may treat the Person in whose name any Transferor Interest shall be registered in the Register (as of the day of determination) as the owner of such Transferor Interest for all purposes whatsoever, and neither the Owner Trustee nor the Registrar shall be bound by any notice to the contrary.

Section 4.05.    Establishment of Account. At any time, the Beneficiary may authorize the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited. Such account shall be designated the Beneficiary Trust Account.

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

Section 5.01.    Action upon Instructions. (a) It is the intention of the Beneficiary that the powers, authority and duties of the Owner Trustee are to be purely ministerial only. Accordingly, subject to subsections 5.01(b) and 5.01(c), and Article XIII, the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article V. Notwithstanding any other provision of this Agreement, the Owner Trustee shall not take any action, including, but not limited to, the execution of any documents, certificates or other instruments, unless it receives written instructions from the Beneficiary.

(b)    The Owner Trustee will take or refrain from taking such action or actions as may be specified in any instructions delivered in accordance with subsection 5.01(a); provided, however, that the Owner Trustee will not be required to take or refrain from taking any such action if the Trustee Bank will have reasonably determined or been advised by counsel that such action or inaction (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee’s taking such action.

(c)    The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction, it being expressly understood and agreed that the Owner Trustee shall have no duty or obligation to investigate or make any determination with regard to any direction delivered to it by the Beneficiary.

(d)    In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement, any Transaction Document or any document to which the Trust or the Owner Trustee is a party, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement, any Transaction Document or any document to which the Trust or the Owner Trustee is a party permits or requires any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, or in the event that the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any document to which the Trust or the Owner Trustee is a party, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee (including in its individual capacity) shall not be liable on account of such action or inaction to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability (including in its individual capacity) to any Person for such action or inaction.

(e)    The Owner Trustee will have, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to subsection 5.01(b), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee (including in its individual capacity) will not be liable on account of such action to any Person.

Section 5.02.    No Duty to Act under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain, and, subject to the standards set forth in Section 6.05 hereof, shall be fully protected in relying upon. advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) or (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so in writing by the Beneficiary, shall, appoint an additional trustee pursuant to Section 8.04 hereby to proceed with such action.

Section 5.03.    No Duties Except under Specified Agreements or Instructions.

(a)    The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties, covenants or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with subsection 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to subsection 2.03(a). The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate or the Trustee Bank serving as Owner Trustee.

(b)    The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in accordance with subsection 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary. Under no circumstances shall the Owner Trustee have any right, power, duty, obligation or authorization to monitor, supervise, or oversee the Beneficiary, the Indenture Trustee, the Servicer, the Trust or any other Person in the compliance with or the performance of its or their respective duties hereunder, under any Transaction Document or under any other document to which the Trust or the Owner Trustee is a party, and the Owner Trustee may assume performance by all such Persons of their respective obligations..

Section 5.04.    Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

(a)    the Trust will act solely in its own name through the Owner Trustee or the Beneficiary;

(b)    the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in Section 2.03 of this Agreement;

(c)    the Trust’s funds and assets will at all times be maintained separately from those of the Beneficiary and its affiliates;

(d)    the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiary, the Beneficiary’s affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any affiliates thereof;

(e)    the Trust will not hold itself out as being liable for the debts of the Beneficiary or any affiliates thereof;

(f)    the Trust will not engage in any transaction with the Beneficiary or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

(g)    the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust’s liabilities exceeds its assets or that the Trust is unable to pay its debts in a timely manner as they become due. it being expressly understood that in making any such finding, the Owner Trustee shall be entitled to consult with (at the expense of the Beneficiary), and, subject to the standards set forth in Section 6.05 hereof, shall be fully protected in relying upon advice received from, such professionals as it may in its sole discretion deem necessary or convenient, including, without limitation, attorneys, accountants, or financial advisors, notwithstanding any instruction the Owner Trustee may receive from the Beneficiary with regard to such finding.

Section 5.05.    Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee’s execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel).

Section 5.06.    Nonpetition Covenants. (a) Notwithstanding any prior termination of the Trust or this Agreement, to the fullest extent permitted by applicable law, each of the Owner Trustee and the Beneficiary covenants and agrees that it shall not at any time with respect to the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section 5.06 shall not preclude any remedy described in Article VII of the Indenture.

(b)    Notwithstanding any prior termination of the Trust or this Agreement, to the fullest extent permitted by applicable law, the Owner Trustee covenants and agrees that it shall not at any time with respect to the Beneficiary acquiesce, petition or otherwise invoke or cause the Beneficiary to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Beneficiary under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section 5.06 shall not preclude any remedy described in Article VII of the Indenture.

Section 5.07    Compliance with CTA. In the event the Corporate Transparency Act (31 U.S.C. §5336) and its implementing regulations (collectively, the “CTA”) require the Trust to file certain reports with U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) after the date of this Agreement, it shall be the Beneficiary’s duty and not the Owner Trustee’s duty to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any.

ARTICLE VI

CONCERNING THE TRUSTEE BANK

Section 6.01.    Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform such duties as are expressly required to be performed by the Owner Trustee under this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except to the Beneficiary and the Trust (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of subsection 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

(a)    The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute gross negligence, bad faith or willful misconduct;

(b)    The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

(c)    No provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s rights, duties or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

(d)    Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement, power, duty or other obligation, including any indebtedness, of the Trust, nor shall the Trustee Bank be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee Bank has been advised of the likelihood of such loss or damage and regardless of the form of action;

(e)    The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust, nor will the Trustee Bank be personally liable for any indebtedness evidenced by or arising under any agreement entered into by the Trust, including, without limitation, the Indenture and any notes issued thereunder;

(f)    Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary’s duties hereunder or of any other Person acting for or on behalf of the Trust;

(g)    In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

(h)    The Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee, the Servicer, the Beneficiary, the Trust or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee (including in its individual capacity) shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture, the Servicer, the Beneficiary or any other Person under any other document; and

(i)    the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (including in its individual capacity) therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee (including in its individual capacity) shall not be answerable except to the Beneficiary and the Trust for its own gross negligence or willful misconduct in the performance of any such act.

Section 6.02.    Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate; provided, however, that the Owner Trustee will have no obligation under this Section 6.02 solely to the extent the Beneficiary is an addressee of any of the foregoing or is previously provided any of the foregoing by another Person.

Section 6.03.    Representations and Warranties as to the Trust Estate. The Owner Trustee (including in its individual capacity) makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of subsection 5.03(a).

Section 6.04.    Signature on Returns. The Beneficiary will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust, all of which such documents shall be prepared by, or on behalf of, the Beneficiary.

Section 6.05.    Reliance; Advice of Counsel. The Owner Trustee (including in its individual capacity) may conclusively rely and will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes require and rely on an officer’s certificate of the relevant party, as to such fact or matter, and such officer’s certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust, (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee (including in its individual capacity) will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee (including in its individual capacity) will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that any portion of the Trust Estate shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Trust Estate the Owner Trustee is hereby expressly authorized, subject to the relevant standard of care, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel mutually acceptable by the Owner Trustee and Funding is binding upon it, whether with or without jurisdiction. Subject to the relevant standard of care, in the event that the Owner Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 6.06.    Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

Section 6.07.    Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:

(a)    The Trustee Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)    The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)    Neither the execution nor the delivery by it of this Agreement, the performance by it of its obligations under this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, lease, license, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank’s properties may be bound.

(d)    The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

Section 6.08.    Merger of the Trustee Bank. Any corporation, trust company, banking corporation or association into which the Trustee Bank may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation, trust company, banking corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee Bank is a party, will be and become the successor Trustee Bank under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act; provided, that such corporation, association, trust company or banking corporation shall be eligible pursuant to Section 8.03.

ARTICLE VII

TERMINATION OF AGREEMENT

Section 7.01.    Termination of Agreement.

(a)    The Trust shall dissolve upon the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act. Any money or other property held as part of the Trust Estate following such distribution shall be distributed to or at the direction of the Beneficiary. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Beneficiary’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)    Except as provided in subsection 7.01(a), the Beneficiary shall not be entitled to revoke or terminate the Trust.

(c)    Upon receipt by the Owner Trustee of written notice from the Beneficiary that the winding up of the Trust in accordance with the Delaware Statutory Trust Act in complete, the Owner Trustee shall cause the Certificate of Trust to be canceled by executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article XI) shall terminate.

ARTICLE VIII

SUCCESSOR OWNER TRUSTEES, CO-TRUSTEE AND SEPARATE OWNER TRUSTEE

Section 8.01.    Resignation and Removal of the Owner Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary shall appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may, at the expense of the Beneficiary, apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and, except as provided in Section 8.02 below, without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to the Beneficiary. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee and shall pay all amounts owed to the outgoing Owner Trustee (including in its individual capacity).

Section 8.02.    Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee and the Beneficiary an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations as Owner Trustee hereunder.

The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

Section 8.03.    Qualification of Owner Trustee. Any Trustee Bank will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) an unsecured debt rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s, and at least BBB by Fitch or, if not rated, otherwise satisfactory to each Note Rating Agency.

Section 8.04.    Co-trustees and Separate Owner Trustees. Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

ARTICLE IX

AMENDMENTS

Section 9.01.    Amendments.

(a)    This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee and the Beneficiary, without the consent of the Indenture Trustee or any Noteholders, upon issuance of an Issuer Tax Opinion (as defined in the Indenture), which shall not be expenses of the Owner Trustee or the Trustee Bank; provided, however, that the Trust shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate (as

defined in the Indenture) to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future; provided further, however, that such amendment will not significantly change the activities of the Trust as set forth in Section 2.03. The Owner Trustee shall not be responsible for determining whether any such amendment to this Agreement will significantly change the activities of the Trust as set forth in Section 2.03.

(b)    This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of an Issuer Tax Opinion and (A) in the case of a significant change to subsection 2.03(a) which the Trust reasonably believes will not have an Adverse Effect (as defined in the Indenture), with the consent of holders of a majority of the Outstanding Dollar Principal Amount (as defined in the Indenture) of each series, class or tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of not less than 66-2/3% of the Outstanding Dollar Principal Amount of each series, class or tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Collateral or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.

(c)    Promptly after the execution of any such amendment or consent, the Beneficiary, on behalf of the Trust, shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

(d)    It shall not be necessary for the consent of the Noteholders pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(e)    Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

(f)    The Owner Trustee shall be entitled to receive an Officer’s Certificate of the Trust to the effect that all conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or Trustee Bank’s own rights, powers, authority, authorization, protection, indemnities, duties or immunities under this Agreement or otherwise. Notwithstanding any other provision herein or elsewhere, no amendment, supplement, waiver, consent of or with respect to any Transaction Document that affects any rights, powers, authority, authorization, protection, indemnities, duties or immunities of the Owner Trustee or the Trustee Bank shall be binding on the Owner Trustee or Trustee Bank unless the Owner Trustee and the Trustee Bank shall have expressly consented thereto in writing.

ARTICLE X

OWNERSHIP INTERESTS AND CERTIFICATES

Section 10.01.    Issuance of Trust Certificates. (a) Promptly following the execution and delivery of this Agreement, the Trust will issue and deliver to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the “Trust Certificate”) evidencing the Beneficiary’s continued beneficial interest (the “Ownership Interest”) in the Trust. The Beneficiary shall be bound by the provisions of this Agreement.

(b)    In connection with the issuance described in subsection 10.01(a), the Owner Trustee will execute on behalf of the Trust a single Trust Certificate, which such Trust Certificate will be authenticated in accordance with this Agreement and delivered to or upon the written order of the Beneficiary. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Trust Certificate shall have been duly and validly authorized, issued, authenticated and delivered hereunder. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate. The Trust Certificate will be dated the date of its authentication.

(c)    The Beneficiary is entitled to all rights provided to it under this Agreement and in the Trust Certificate and is subject to the terms and conditions contained in this Agreement and in the Trust Certificate. As of the date of this Agreement, Funding shall be the sole beneficial owner of the Trust.

(d)    The Owner Trustee will maintain at its office referred to in Section 2.08, or at the office of any agent appointed by it and approved in writing by the Beneficiary, a register for the registration of the Trust Certificate. Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.

Section 10.02.    Beneficial Interest; Prohibitions on Transfer. (a) As of the date of this Agreement, the Ownership Interest will be beneficially owned by Funding. Any Transfers of the Ownership Interest and the Trust Certificate may be made between Funding and any other Person who is an Affiliate of Funding (a “Permitted Affiliate Transferee”); provided that, unless Funding shall have delivered to the Owner Trustee an Opinion of Counsel that such transfer will not cause the Trust to be subject to deduction or withholding of United States federal income tax, such Permitted Affiliate Transferee shall be a “United States person” as defined in Section 7701(a)(30) of the Code. To the fullest extent permitted by applicable law, the Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Ownership Interest to any other Person, except to any Permitted Affiliate Transferee. Any purported Transfer by the Beneficiary of all or any part of its right, title and interest in and to either the Ownership Interest or the Trust Certificate to any Person will be effective only upon the delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion (as defined in the Indenture), which will not be an expense of the Owner Trustee or the Trustee Bank. Any purported Transfer by the Beneficiary of all or any part of its right, title and interest in and to either the Ownership Interest or the Trust Certificate which is not in compliance with the terms of this Section 10.02 will be null and void.

(b)    The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Ownership Interest substantially as follows:

“THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED, HYPOTHECATED, REHYPOTHECATED, EXCHANGED, DISPOSED OF, MADE THE SUBJECT OF A SECURITY INTEREST, OR TRANSFERRED IN ANY OTHER MANNER EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.”

(c)    The Owner Trustee shall not be required to ascertain whether any purported transfer of the Ownership Interest and the Trust Certificate complies with the Securities Act.

(d)    Upon surrender for registration of transfer or exchange of any Trust Certificate at the office or agency of the Owner Trustee to be maintained as provided in Section 10.01(d), and upon compliance with any provisions of this Agreement relating to such transfer or exchange, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver to the party making such surrender, in the name of the designated transferee or transferees, one or more new Trust Certificates in any authorized denomination evidencing the same aggregate Ownership Interest. Each Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8BEN-E, W-8 ECI or W-9, as applicable, and such other documentation as may be required by the Owner Trustee in order to comply with Applicable Law, each in a form satisfactory to the Owner Trustee and the Trustee Bank, duly executed by the owner of the Ownership Interest or its attorney duly authorized in writing. Each Trust Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Trustee Bank may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of

Trust Certificates. No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder.

Section 10.03.    Lost or Destroyed Trust Certificate. If the Trust Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to the registered holder of such Trust Certificate in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.

Section 10.04.    Trustee Bank Role.

(a)    Pursuant to applicable law, which, for the avoidance of doubt includes, without limitation, the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), FinCEN’s Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (collectively, “Applicable Law”), the Trustee Bank is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee Bank will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable Law, the Trustee Bank may conclusively rely on any such information received. Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Trustee Bank, may result in the Owner Trustee’s resignation in accordance with the terms hereof.

(b)    Persons Deemed Beneficial Owners and Control Parties.

(i)    Subject to any relevant provisions of the Transaction Documents, if and for so long as there is a single owner of the Ownership Interest and Trust Certificate, the parties hereto agree that for purposes of Applicable Law, (a) single owner of the Ownership Interest and Trust Certificate shall be deemed for the purposes of this paragraph to be the sole beneficial owner of the Trust, and (b) the single owner of the Ownership Interest and

Trust Certificate shall be deemed for the purposes of this paragraph to be the party with the power and authority to control the Trust.

(ii)    Subject to any relevant provisions of the Transaction Documents, if and for so long as there is more than one owner of the Ownership Interest and Trust Certificate, the parties hereto agree that for purposes of Applicable Law, (a) each owner of the Ownership Interest and Trust Certificate owning twenty five percent (25%) or more of the beneficial interest in the Trust shall be deemed for the purposes of this paragraph to be the beneficial owners of the Trust for purposes of providing the information required under Applicable Law, and (b) each such owner of the Ownership Interest and Trust Certificate shall be deemed for the purpose of this paragraph to be the parties with the power and authority to control the Trust.

ARTICLE XI

COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

Section 11.01.    Trustee Bank Fees and Expenses. The Transferor will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Transferor and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.

Section 11.02.    Indemnification. To the fullest extent permitted by law, the Transferor hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the Transferor shall not be liable for or required to indemnify an Indemnified Person from and against expenses finally determined in the nonappealable judgment of a court of competent jurisdiction as arising or resulting from (i) the Indemnified Party’s own willful misconduct, bad faith or gross negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.

In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Transferor will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Transferor. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 11.02, the Trustee Bank’s choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

The terms of this Article XI will survive the termination of this Agreement and the Trust and the resignation or removal of the Trustee Bank.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01.    Intent of the Parties; Reasonableness. The Transferor and the Trustee Bank acknowledge and agree that the purpose of this Article XII is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the delivery in connection with a private offering of information of other performance comparable to that required thereunder). The Trustee Bank shall cooperate fully with the Transferor to deliver to the Transferor and the Servicer (including any of their respective assignees or designees), any and all information necessary in the good faith determination of the Transferor to permit compliance with the provisions of Regulation AB, including Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Trustee Bank or to the Trustee Bank’s obligations under this Agreement.

Section 12.02.    Information to Be Provided by the Trustee Bank. The Trustee Bank shall, as promptly as practicable, notify the Transferor and the Servicer, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Trustee Bank or any and all proceedings which any property of the Trustee Bank is the subject, that are material to Noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Trustee Bank shall also notify the Transferor and the Servicer, in writing, as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to proceedings described in the preceding sentence. In addition, the Trustee Bank will furnish to the Transferor and the Servicer, in writing, the necessary disclosure regarding the Trustee Bank describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by the Transferor or the Servicer, on behalf of the Trust, pursuant to the Exchange Act.

Notwithstanding the provisions of Section 12.01, the Trustee Bank shall (i) on or before the final Business Day of each January, April, July and October, provide to the Transferor and the Servicer such information regarding the Trustee Bank as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to such information, provide to the Transferor and the Servicer, in writing, such updated information. Such information shall include, at a minimum:

(A)    the Trustee Bank’s name and form of organization;

(B)    a description of the extent to which the Trustee Bank has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;

(C)    a description of any affiliation between the Trustee Bank and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee Bank by the Transferor in writing in advance of such Securitization Transaction:

(1)    the sponsor;

(2)    any depositor;

(3)    the issuing entity;

(4)    any servicer;

(5)    any trustee;

(6)    any originator;

(7)    any significant obligor;

(8)    any enhancement or support provider;

(9)    any asset representations reviewer; and

(10)  any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.    Conveyance by the Owner Trustee Is Binding. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee on behalf of the Trust made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

Section 13.02.    Notices. All notices and other communications under this Agreement must be in writing and will be considered effective when delivered (or in the case of electronic transmission, when received) by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by electronic transmission,

(i)	in the case of:

WF Card Funding, LLC

c/o Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

Phone Number: (866) 263-3059

E-mail: WFCardFunding@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attn: Corporate Treasury Securitization Director

Phone Number: (704) 410-1327

and to:

WF Card Funding, LLC

550 South Tryon Street, Floor 18

D1086-180

Charlotte, North Carolina 28202

Attn: Corporate Treasury – Global Funding

Phone Number: (866) 263-3059

E-mail: WFCardFunding@wellsfargo.com

and to:

Wells Fargo Legal Department

401 South Tryon Street, 26th Floor

Charlotte, North Carolina 28202-4200

MAC D1050-266

Attn: Jeff Blake, Esq.

Email: jeff.blake@wellsfargo.com

(ii)	if to the Owner Trustee:

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Global Capital Markets

Any of these entities may designate a different address in a written notice to the others under this Section 13.03.

Section 13.03.    Severability. If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force.

Section 13.04.    Limitation of Liability. (a) Neither the Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Beneficiary, or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 13.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

(b)    All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

Neither any trustee nor any beneficiary of WF Card Issuance Trust nor any of their respective officers, directors, employees or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of WF Card Issuance Trust with respect thereto.

Section 13.05.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Agreement and such other document. Any party hereto may also require that any such documents and signatures delivered by electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission.

Section 13.06.    Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

Section 13.07.    Headings. The headings of the various Sections herein are for convenience of reference only and will not limit any of the terms or provisions herein.

Section 13.08.    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AND THE BENEFICIARIES INTEND THAT THE PROVISIONS HEREOF SHALL CONTROL OVER ANY CONTRARY OR LIMITING STATUTORY OR COMMON LAW OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) AND THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THERE SHALL NOT BE APPLICABLE TO THE TRUST, THE TRANSFEROR, THE OWNER TRUSTEE, THE BENEFICIARIES OR THIS AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) PERTAINING TO TRUSTS WHICH RELATE TO OR REGULATE IN A MANNER INCONSISTENT WITH THE TERMS HEREOF: (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS, OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OF TRUST ASSETS, (G) THE EXISTENCE OF RIGHTS OR INTERESTS (BENEFICIAL OR OTHERWISE) IN TRUST ASSETS, (H) THE ABILITY OF BENEFICIAL OWNERS OR OTHER PERSONS TO TERMINATE OR DISSOLVE A TRUST, OR (I) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITIES OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES OR BENEFICIAL OWNERS THAT ARE INCONSISTENT WITH THE LIMITATIONS ON LIABILITY OR AUTHORITIES AND POWERS OF THE OWNER TRUSTEE OR THE BENEFICIARIES SET FORTH OR REFERENCED IN THIS AGREEMENT. SECTIONS 3540, 3542 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

Section 13.09.    No Recourse. The holder of the Trust Certificate by accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.

Section 13.10.    Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

WF CARD FUNDING, LLC, as Beneficiary and as Transferor

By:	/s/ Bryant Owens
Name: Bryant Owens
Title: President

[Signature Page to WF Card Issuance Trust Amended and Restated Trust Agreement]

Acknowledged and Accepted:

WF CARD ISSUANCE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patrick A. Kanar

Name:	Patrick A. Kanar
Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kristine Kinzle

Name:	Kristine Kinzle
Title:	Executive Director

[Signature Page to WF Card Issuance Trust Amended and Restated Trust Agreement]

EXHIBIT A

[FORM OF] TRUST CERTIFICATE

THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED, HYPOTHECATED, REHYPOTHECATED, EXCHANGED, DISPOSED OF, MADE THE SUBJECT OF A SECURITY INTEREST, OR TRANSFERRED IN ANY OTHER MANNER EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.

WF CARD ISSUANCE TRUST

TRUST CERTIFICATE

(This Certificate does not represent an interest in or obligation of WF Card Funding, LLC or any of its affiliates, except to the extent described below.)

THIS CERTIFIES THAT WF Card Funding, LLC (“Funding”) is the registered beneficial owner (the “Owner”) of the WF Card Issuance Trust (“WFCIT”).

The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the WFCIT Trust Agreement dated as of February 24, 2020 as amended and restated by the Amended and Restated Trust Agreement of WFCIT, dated as of November 14, 2023 (as amended and restated, the “Trust Agreement”), between Funding, as beneficiary and as transferor, and Wilmington Trust, National Association as owner trustee (the “Owner Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement as specified in Section 1.01.

This Certificate is the duly authorized “Trust Certificate” referenced in the Trust Agreement evidencing a beneficial interest in the Trust (herein called the “Certificate”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.

Notwithstanding any prior termination of the Trust Agreement, the Owner, by its acceptance of this Certificate, covenants and agrees that, to the fullest extent permitted by applicable law, it shall not at any time with respect to the Trust or the Beneficiary acquiesce, petition or otherwise invoke or cause the Trust or the Beneficiary to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Beneficiary under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Beneficiary or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Beneficiary.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Owner hereof to any benefit under the Trust Agreement or any Transaction Document or be valid for any purpose.

THIS CERTIFICATE AND THE TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Owner hereby acknowledges that this Certificate represents an interest in WFCIT only and does not represent interests in or obligations of the Transferor, the Servicer, the Owner Trustee, Wilmington Trust, National Association, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

IN WITNESS WHEREOF, the Trust has issued this Certificate as of the date hereof.

WF CARD ISSUANCE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date: ______________ __, 20__

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee		or	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Authenticating Agent

By:			By:
Name:
	Title:			Authorized Signatory

ANNEX I TO EXHIBIT A

Registered Owner and address:

WF Card Funding, LLC

550 South Tryon Street, Floor 18

D1086-180

Charlotte, North Carolina 28202

Attn: Corporate Treasury – Global Funding

Tax Identification Number:

94-1347393

EXHIBIT B

[FORM OF] TRANSFEROR CERTIFICATE

No. 1	One Unit

WF CARD ISSUANCE TRUST

TRANSFEROR CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT. A COPY OF THE TRUST AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

(Not an interest in or an obligation of

Wells Fargo Bank, National Association

or any Affiliate thereof.)

This certifies that WF CARD FUNDING, LLC (the “Holder”) is the registered owner of a transferor interest in WF Card Issuance Trust (the “Issuer”), the corpus of which consists of (i) a portfolio of receivables (the “Receivables”) now existing or hereafter created under selected MasterCard®, VISA® American Express®, or other major card association credit card accounts (the “Accounts”) of Wells Fargo Bank, National Association (the “Servicer”) a national banking association organized under the laws of the United States, (ii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, (v) all proceeds of any of the foregoing property and (vi) all the other assets and interests constituting the Trust and the proceeds thereof. The Issuer was formed pursuant to a Trust Agreement, dated as of February 24, 2020 between WF Card Funding, LLC, as beneficiary of the Issuer and Wilmington Trust, National Association, as owner trustee, as amended and restated by the Amended and Restated Trust Agreement of the Issuer, dated as of November 14, 2023.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement and the other Transaction Documents, as applicable. This Transferor Certificate (the “Certificate”) is issued under the Trust Agreement and is subject to the terms, provisions and conditions of the Trust Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to and agrees to be bound by, the Trust Agreement and the other Transaction Documents.

This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 4.04 of the Trust Agreement.

The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Transfer Agreement.

This Certificate is the Transferor Certificate referenced in the Trust Agreement, which represents the right to receive those certain payments that are to be made to the Holder of Transferor Interest as specified in the Indenture, each Indenture Supplement and each Terms Document, as applicable. The aggregate interest represented by this Certificate in the Principal Receivables in the Trust shall not at any time exceed the Holder of Transferor Interest at such time. This Certificate shall not represent any interest in the Trust Accounts, Supplemental Accounts or any Credit Enhancement, except to the extent provided in the Transaction Documents. The Transferor Interest will be increased and decreased as specified in the Transaction Documents. The Transferor Interest on any date of determination will be an amount determined pursuant to the terms of the Indenture.

The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. The Issuer shall allocate to the Holder of Transferor Interest the amount specified in the Transaction Documents, in respect of each Monthly Period. If permitted by the applicable terms of the Transaction Documents, the Servicer may not be required to deposit this amount or any other amounts so allocated to the Holder of Transferor Interest pursuant to the Transaction Documents into the Collection Account and if permitted by the applicable terms of the Transaction Documents, may pay, or be deemed to pay, such amounts as collected to the Holder of Transferor Interest.

Wells Fargo, National Association, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. A portion of the servicing fee will be payable by to the Holder of the Transferor Interest pursuant to the Servicing Agreement, and none of the Trust, the Trustee, or the Noteholders of any Series will have any obligations to pay such portion of the servicing fee.

Each Holder of the Transferor Certificate, by acceptance of such Transferor Certificate, agrees to comply with the obligations of Funding, as Holder of Transferor Interest, under the Transaction Documents, including the obligation to pay the Transferor Servicing Fee as provided in subsection 2.02(a) of the Servicing Agreement and the Transaction Documents, as applicable.

This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither this Certificate nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right to certain payments, all of which are derived from Collections on the Receivables, all as more specifically set forth hereinabove and in the Transaction Documents.

By accepting this Certificate, the Holder hereby acknowledges that this Certificate represents an interest in the Issuer only and does not represent interests in or obligations of the Transferor, the Servicer, the Owner Trustee, Wilmington Trust, National Association, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement, or any other Transaction Document or be valid for any purpose.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF, the Trust has issued this Certificate as of the date hereof.

WF CARD ISSUANCE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date: ______________ __, 20__

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Owner Trustee

By:
Name:

Title:

B-4